SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2003

UNITED DEFENSE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-16821 (Commission File No.)	52-2059782 (I.R.S. Employer Identification No.)

1525 Wilson Boulevard, Suite 700
Arlington, Virginia 22209
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 312-6100

Item 5. Other Events and Required FD Disclosure.

     On October 31, 2003, United Defense Industries, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”), with J.P. Morgan Securities, Inc. in connection with the public offering of up to 1,500,000 shares of its common stock by the Selling Stockholders named therein. The shares of common stock offered by the Selling Stockholders pursuant to the Underwriting Agreement have been sold pursuant to a Registration Statement on Form S-3 (File No. 333-105550) filed May 23, 2003, which included a Prospectus dated July 16, 2003, as supplemented by a Prospectus Supplement dated October 31, 2003. A copy of the Underwriting Agreement is attached as an Exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

1.1 Underwriting Agreement dated October 31, 2003 by and between United Defense Industries, Inc., J.P. Morgan Securities, Inc. and the Selling Stockholders named therein.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 6th day of November 2003.

UNITED DEFENSE INDUSTRIES, INC.

BY:	/s/ David V. Kolovat

David V. Kolovat, Esq. Vice President, Secretary and General Counsel

EXHIBIT LIST

Exhibit No.	Description

1.1	Underwriting Agreement dated October 31, 2003 by and between United Defense Industries, Inc., J.P. Morgan Securities, Inc. and the Selling Stockholders named therein.